Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No . 333- 248109) of Splash Beverage Group, Inc. of our report dated December 3, 2020, relating to the financial statements of Copa di Vino Corporation (which report expresses an unmodified opinion and includes an emphasis-of-matter paragraph relating to going concern), appearing in this Current Report on Form 8- K/A (Amendment No. 1) of Splash Beverage Group, Inc.

Portland, Oregon
February 12, 2021